Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Harold Gewerter
Harold P. Gewerter, Esq., Ltd.
5536 S. Fort Apache Rd Suite 102
Las Vegas, NV 89148

Job:C20160822-0437
August 22, 2016

Special Handling Instructions:

Charges

Description	**Document Number**	**Filing Date/Time**	**Qty**	**Price**	**Amount**
Articles of Incorporation	20160369408-79	8/22/2016 9:06:06 AM	1	$75.00	$75.00
Initial List	20160369409-80	8/22/2016 9:06:10 AM	1	$150.00	$150.00
Business License 8/2016-8/2017	20160369409-80	8/22/2016 9:06:10 AM	1	$500.00	$500.00
Total					$725.00

Payments

Type	**Description**	**Amount**
Credit	264643|47188196418169603011l4	$725.00
Total		$725.00

Credit Balance: $0.00

Job Contents:

Corp Charter(s):	1
File Stamped Copy(s):	2
Business License(s):	1

Harold Gewerter
Harold P. Gewerter, Esq., Ltd.
5536 S. Fort Apache Rd Suite 102
Las Vegas, NV 89148

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20160369408-79
Secretary of State	Filing Date and Time: 08/22/2016 9:06 AM
State of Nevada	Entity Number: E0369322016-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GOLD STANDARD MINING COMPANY

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: HAROLD P. GEWERTER, ESQ., LTD.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 75000000 | Par value per share: $ 0.001 | Number of shares *without* par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) KIM D SOUTHWORTH
Name
1212 S CASINO CENTER BLVD | LAS VEGAS | NV | 89104
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

KIM D SOUTHWORTH — Name
X KIM D SOUTHWORTH — Incorporator Signature
1212 S CASINO CENTER BLVD | LAS VEGAS | NV | 89104
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X HAROLD P. GEWERTER, ESQ., LTD. — 8/22/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

ESCRETARY OF STA   TE                 CORPORATE CHARTER   I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that GOLD STANDARD MINING COMPANY, did on August 22, 2016, file in this  office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.         IN WITNESS WHEREOF, I have hereunto set my  hand and affixed the Great Seal of State, at my office on August 22, 2016.     BARBARA K. CEGAVSKE  Certified By: Electronic FilingSecretary of State Certificate Number: C20160822-0437  You may verify this certificate  online at http://www.nvsos.gov/

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

GOLD STANDARD MINING COMPANY | E0369322016-4

NAME OF CORPORATION

FOR THE FILING PERIOD OF AUG, 2016 TO AUG, 2017

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20160369409-80** Filing Date and Time **08/22/2016 9:06 AM** Entity Number **E0369322016-4**

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
KIM D SOUTHWORTH	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1212 S CASINO CENTER BLVD , USA	LAS VEGAS	NV	89104
NAME	**TITLE(S)**		
KIM D SOUTHWORTH	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1212 S CASINO CENTER BLVD , USA	LAS VEGAS	NV	89104
NAME	**TITLE(S)**		
KIM D SOUTHWORTH	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1212 S CASINO CENTER BLVD , USA	LAS VEGAS	NV	89104
NAME	**TITLE(S)**		
KIM D SOUTHWORTH	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1212 S CASINO CENTER BLVD , USA	LAS VEGAS	NV	89104

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X KIM D SOUTHWORTH | Title: PRESIDENT | Date: 8/22/2016 9:06:08 AM

Signature of Officer or Other Authorized Signature

Nevada Secretary of State List Profit
Revised: 7-1-15

sV,CRETARY OF STA TE         NEVADA STATE BUSINESS LICENSE  GOLD STANDARD MINING COMPANY  Nevada Business Identification # NV20161494374   Expiration Date: August 31, 2017      In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.  Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes.  License is not transferable and is not in lieu of any local business license, permit or registration.  IN WITNESS WHEREOF, I have hereunto  set my hand and affixed the Great Seal of State, at my office on August 22, 2016   -6609A8tA-1(  BARBARA K. CEGAVSKE Secretary of State      You may verify this license at www.nvsos.gov under the Nevada Business Search.   License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.